EXHIBIT A-1

                                                             REVOLVING NOTE

$[               ]                                                                                                          February ___, 2000

FOR VALUE RECEIVED, the undersigned, THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of [Name of Lender] and its registered assigns (the “Revolving Lender”) on the Stated Maturity Date for all Revolving Loans, the principal sum of [                                         ] DOLLARS ($[                ]) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Revolving Lender pursuant to that certain Senior Secured Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions (including the Revolving Lender) as are or may become parties thereto (collectively, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (“Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable.

The Borrower hereby irrevocably authorizes the Revolving Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal of, the Revolving Loans evidenced hereby.  Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; provided, however, that the failure of the Revolving Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Any assignment or transfer of this Revolving Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS REVOLVING NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THE TITAN CORPORATION

By

    Name:

    Title:

                                                               REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	Alternate Base Rate	LIBO Rate		Alternate Base Rate	LIBO Rate	Alternate Base Rate	LIBO Rate